SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                      ___________________________________


                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)  DECEMBER 21, 1995

                         Commission file number  0-2258


                             SMITHFIELD FOODS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of Incorporation)


                      0-2258                      52-0845861
              (Commission File Number)         (I.R.S. Employer
                                              Identification No.)


               501 North Church Street Smithfield, Virginia 23430
                    (Address of principal executive offices)

       Registrant's telephone number, including area code (804) 357-4321

Item 5. Other Events.

     SMITHFIELD, Virginia, December 21, 1995 - Joseph W. Luter, III, Chairman and Chief Executive Officer of Smithfield Foods, Inc. (NASDAQ:SFDS) today announced that the acquisition by the Company of John Morrell & Co. from Chiquita Brands International, Inc. has been completed. The Company paid
$58 million for John Morrell & Co., consisting of $25 million in cash and $33 million in Smithfield Foods common stock. The Company issued 1,094,273 shares of its common stock in connection with the acquisition. The Company assumed all of John Morrell's liabilities.

     Mr. Luter said that John O. Nielson, President and Chief Operating
Officer of Smithfield Foods, Inc. will assume the additional duties of Chairman and Chief Executive Officer of John Morrell & Co. Joseph B. Sebring will continue as President and Chief Operating Officer of John Morrell and will report to Mr. Nielson.

                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   SMITHFIELD FOODS, INC.



                                   /s/ Aaron D. Trub
                                   Aaron D. Trub
                                   Vice President, Secretary and
                                   Treasurer


Date:  December 22, 1995